ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value amounts)
(Unaudited)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$14,669	$15,793
Accounts receivable, net of allowances of $879 and $885	135,345	156,667
Income tax receivable	3,007	375
Inventories	138,452	82,919
Prepaid expenses and other current assets	4,871	5,473
Total current assets	296,344	261,227

Property and equipment, net of accumulated depreciation of $14,801 and $11,844	18,644	16,118
Intangible assets, net of accumulated amortization of $91,640 and $78,627	67,102	52,054
Deferred income tax assets	13,994	19,403
Operating lease right of use assets	10,067	—
Goodwill	43,569	27,638
Other assets	1,103	1,571
Total assets	$450,823	$378,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,978	$80,908
Sales returns liability	41,244	54,432
Accrued wages and wage related expenses	6,934	6,624
Accrued liabilities	18,911	13,723
Current portion of operating lease liabilities	2,129	—
Total current liabilities	167,196	155,687

Line of credit	111,363	58,363
Operating lease liabilities	11,135	—
Other long-term liabilities	—	5,470
Total liabilities	289,694	219,520

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 36,163 and 34,457 shares issued	36	34
Treasury stock, 7,055 and 6,983 common shares at cost	(50,455)	(49,733)
Additional paid-in capital	111,917	96,486
Accumulated other comprehensive loss	(2,366)	(1,410)
Retained earnings	101,997	113,114
Total stockholders’ equity	161,129	158,491
Total liabilities and stockholders’ equity	$450,823	$378,011

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net sales	$146,488	$141,087	$332,034	$371,718
Cost of sales	92,143	88,916	216,108	244,297
Gross profit	54,345	52,171	115,926	127,421

Operating expenses:
Advertising and marketing	4,129	3,089	13,228	8,322
Selling, general and administrative	34,063	27,349	100,138	78,692
Transaction costs	547	618	1,168	635
Amortization of intangible assets	3,948	2,859	13,013	8,404
Total operating expenses	42,687	33,915	127,547	96,053

Income (loss) from operations	11,658	18,256	(11,621)	31,368

Other (expense) income:
Interest expense	(1,221)	(286)	(3,334)	(1,132)
Other (expense) income	(462)	(176)	214	(362)
Total other expense	(1,683)	(462)	(3,120)	(1,494)

Income (loss) before provision for income taxes	9,975	17,794	(14,741)	29,874

Income tax (provision) benefit	(1,293)	(3,168)	3,663	(5,003)

Net income (loss)	$8,682	$14,626	$(11,078)	$24,871

Earnings (loss) per share attributable to stockholders:
Basic earnings (loss) per share	$0.30	$0.52	$(0.38)	$0.88
Diluted earnings (loss) per share	$0.30	$0.51	$(0.38)	$0.87

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands)
(Unaudited)

UNAUDITED SUPPLEMENTAL DATA

The following information are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In addition, they should not be construed as an alternative to any other measures of performance determined in accordance with U.S. GAAP, or as an indicator of our operating performance, liquidity, or cash flows generated by operating, investing, and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that these measures are helpful to some investors as a measure of our operations. We caution investors that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

ADJUSTED EBITDA RECONCILIATION		Three Months Ended		Nine Months Ended
		September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net income (loss) in accordance with U.S. GAAP		$8,682	$14,626	$(11,078)	$24,871

Adjustments:
a.	Stock-based compensation expense	632	757	3,291	2,165
b.	Depreciation and amortization	5,751	4,099	18,007	13,330
c.	Other expense, net	1,683	462	3,120	1,494
d.	Transaction costs	547	618	1,168	635
e.	BRAVEN employee retention bonus	—	—	93	—
f.	Former CFO retention bonus	—	—	110	—
g.	Inventory step-up amount in connection with acquisitions in 2018 and 2019	—	72	589	72
h.	Consulting fee to former CEO	—	—	—	700
i.	Restructuring expenses	1,818	—	2,225	—
j.	Adjustment to fair value of acquisition contingent consideration	355	—	355	—
k.	Income tax provision (benefit)	1,293	3,168	(3,663)	5,003
Total Adjustments		12,079	9,176	25,295	23,399

Adjusted EBITDA		$20,761	$23,802	$14,217	$48,270

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL INFORMATION TO U.S. GAAP
(Amounts in thousands, except per share amounts)
(Unaudited)

DILUTED OPERATING (LOSS) EARNINGS PER SHARE RECONCILIATION		Three Months Ended		Nine Months Ended
		September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net income (loss) in accordance with U.S. GAAP		$8,682	$14,626	$(11,078)	$24,871

Adjustments:
a.	Amortization expense related to 2018 and 2019 acquisitions	1,975	—	5,926	—
b.	Transaction costs	547	—	1,168	—
c.	Inventory step-up amount in connection with acquisitions in 2018 and 2019	—	—	589	—
d.	BRAVEN employee retention bonus	—	—	93	—
e.	Restructuring expenses	1,818	—	2,225	—
f.	Stock-based compensation issued as retention	341	—	1,031	—
g.	Adjustment to fair value of acquisition contingent consideration	355	—	355	—
Total adjustments before tax		5,036	—	11,387	—
	Tax effect [1]	(1,363)	—	(3,075)	—
	Adjustments, net of tax	3,673	—	8,312	—
Adjusted net income (loss)		$12,355	$14,626	$(2,766)	$24,871

Diluted shares outstanding		29,127	28,563	29,009	28,640
Diluted operating earnings (loss) per share		$0.42	$0.51	$(0.10)	$0.87
1 Income tax effect calculated using the estimated 2019 statutory rate of 27.04%